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                                                            EXHIBIT 10.30

                  FORM OF RESTRICTED STOCK AWARD AGREEMENT


     THIS RESTRICTED STOCK AWARD AGREEMENT dated as of this ____ day of ________, 2001 (the "Agreement"), between Mail-Well, Inc., a Colorado corporation (the "Company", and together with its direct and indirect subsidiaries, a "Related Entity") and _______________ (the "Executive").

                                  RECITALS

     WHEREAS, the Company has awarded Executive shares (the "Shares") of the authorized but unissued common stock, $.01 par value, of the Company (the "Common Stock") pursuant to the terms of the Mail-Well, Inc. 2001 Long-Term Equity Incentive Plan (the "Plan"); and

     WHEREAS, the Plan contemplates a written document evidencing the award;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                  ARTICLE I

                               AWARD OF SHARES

     1.1 Award. Pursuant to the terms of the Plan the Executive is hereby
         -----
awarded ____________ shares of the Company's Common Stock.

     1.2 Delivery of Certificates. Any certificates representing the Shares
         ------------------------
hereunder shall be held in escrow by the Secretary of the Company as provided in Article IV hereof.

     1.3 Stockholder Right. Until such time as any or all of Executive's
         -----------------
Shares are forfeited pursuant to the terms of this Agreement, if ever, the Executive (or any successor in interest) shall have all the rights of a stockholder (including voting rights) with respect to the Shares, including Shares held in escrow under Article IV, subject, however, to the transfer restrictions of Article II.

                                 ARTICLE II

                            TRANSFER RESTRICTIONS

     2.1 Restriction on Transfer. The Executive shall not transfer, assign,
         -----------------------
encumber, or otherwise dispose of any Unvested Shares (as defined below) at any time.

     2.2 Disposition Of Shares. Executive hereby agrees that Executive shall
         ---------------------
make no disposition of the Vested Shares (as defined below) unless and until
Executive:


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     a. shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

     b. shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

     The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II, nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement. Executive agrees to pay the Company's reasonable expenses incurred in connection with any disposition of the Shares.

     2.3 Restrictive Legends. In order to reflect the restrictions on
         -------------------
disposition of the Shares, the stock certificates for the Shares will be endorsed with the following restrictive legend:

     "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF _________, 2001, BETWEEN THE COMPANY AND THE HOLDER OF THESE SECURITIES."

                                 ARTICLE III

                        FORFEITURE OF UNVESTED SHARES

     3.1 Forfeiture. Upon termination of the Executive's employment with a
         ----------
Related Entity, for any reason, all or any portion of the Executive's Shares in which the Executive has not acquired a vested interest in accordance with the vesting provisions set forth in Schedule I (such shares to be hereinafter called the "Unvested Shares") will be forfeited and the Executive shall have no further rights with respect to such Unvested Shares.

     3.2 Vesting. Unvested Shares shall cease to be Unvested Shares and
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shall cease to be subject to forfeiture, and the Executive shall thereupon acquire a vested interest therein (such shares to be hereinafter called the "Vested Shares") as set forth on Schedule I.

     3.3 Additional Shares or Substituted Securities. In the event of any
         -------------------------------------------
stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares (the "Distributed Property") shall be immediately subject to forfeiture as provided in this Article III, but only to the extent the Shares are at the time subject to forfeiture. Appropriate adjustments to reflect the distribution of such Distributed Property shall be made to the number of Shares hereunder.


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                                 ARTICLE IV

                         ESCROW FOR UNVESTED SHARES

     4.1 Deposit. Upon issuance, the certificates for the Unvested Shares
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shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article IV. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with
Section 4.3.

     4.2 Recapitalization. Any cash dividends on the Shares (or other
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securities at the time held in escrow) shall be paid directly to the
Executive and shall not be held in escrow. However, any Distributed Property shall be immediately delivered to the Company to be held in escrow under this Article IV, but only to the extent the Shares are at the time subject to the escrow requirements of Section 4.1.

     4.3 Release/Surrender. The Shares, together with the Distributed
         -----------------
Property and any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

         (i) Should the Executive's Unvested Shares be forfeited as provided in Section 3.1 hereof, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, and the Executive shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

         (ii) As the interest of the Executive in Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Schedule I, the certificates for such Vested Shares (as well as all other vested assets and securities) shall be released promptly from escrow and delivered to the Executive.

                                  ARTICLE V

                            SPECIAL TAX ELECTION

     5.1 Section 83(b) Election. The Executive understands that under
         ----------------------
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the fair market value of the Shares on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income to the Executive in the tax year in which such restrictions lapse. For this purpose, the term "forfeiture restrictions" includes the automatic forfeiture of Unvested Shares as provided in Section 3.1 hereof. The Executive understands, however, that he may elect to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an irrevocable election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. If this


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irrevocable election is made, the Executive will be taxed on the fair market value of the Shares as of the date of this Agreement (determined without taking into account any forfeiture restrictions). The form for making this irrevocable election is attached as Exhibit A hereto. In the event that the Executive makes this irrevocable election, and the Executive's Unvested Shares are forfeited pursuant to Section 3.1 hereof, the Executive will not be entitled to deduct the income, if any, previously recognized as income with respect to those shares as a result of the election. The Executive understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Executive as the forfeiture restrictions lapse. THE EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON SUCH EXECUTIVE'S BEHALF.

     This summary is necessarily incomplete, and the tax laws and regulations are subject to change. The Executive should consult a tax advisor before making an election under Section 83(b).

                                 ARTICLE VI

                             GENERAL PROVISIONS

     6.1 No Employment or Service Contract. Nothing in this Agreement shall
         ---------------------------------
confer upon the Executive any right to employment with the Company or a Related Entity.

     6.2 Notices. All notices, requests, demands, and other communications
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under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy being delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or via overnight courier providing a receipt and properly addressed. Notices to the Company shall be addressed to Mail-Well, Inc., 8310 S. Valley Highway, #400, Englewood, Colorado 80112.
Attention: Secretary. Notices to Executive shall be sent to the latest address of Executive shown on the records of the Company. Any party may change its address for purposes of this Section by giving notice of the new address to each of the other parties in the manner set forth above.

     6.3 No Waiver. No waiver of any breach or condition of this Agreement
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shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     6.4 Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Colorado for all purposes and in all respects, without giving effect to the conflict of law provisions thereof.

     6.5 Counterparts. This Agreement may be executed in any number of
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counterparts, each of which shall be deemed to be an original and enforceable against the parties actually


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executing such counterparts, but all of which together shall constitute one and the same instrument.

     6.6 Successors and Assigns. The provisions of this Agreement shall
         ----------------------
inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Executive and the Executive's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     6.7 Integration; Amendment. This Agreement, the Plan and the other
         ----------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any previous agreement or understanding between or among the parties with respect to such subjects. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     6.8 Severability. In the event that any provision of this Agreement
         ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     6.9 Titles and Subtitles. The titles and subtitles used in this
         --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                     MAIL-WELL, INC.



                                     By:____________________________________

                                     Name:  ________________________________

                                     Title: ________________________________


                                     EXECUTIVE:


                                     Signature:_____________________________

                                     Name:  ________________________________


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                                 SCHEDULE I

                                   VESTING

     The forfeiture provisions in Section 3.1 shall automatically terminate with respect to the Shares and such Unvested Shares shall become Vested Shares according to the following schedule (the "Ordinary Vesting
Schedule"):

           Anniversary             Percentage of
        of this Agreement          Shares Vested
        -----------------          -------------

              Fifth                     50%
              Sixth                     50%

     Provided, however, that Unvested Shares shall vest immediately in the following amounts if the average closing price for the Company's Common Stock for any period of 20 consecutive trading days equal or exceeds the corresponding amounts shown below (the "Accelerated Vesting Schedule"):

             Average               Percentage of
          Closing Price            Shares Vested
          -------------            -------------

              $8.00                    33.3%
             $11.00                    33.3%
             $14.00                    33.4%

     If any vesting criterion under the Accelerated Vesting Schedule is attained after vesting under the Ordinary Vesting Schedule has commenced, or vice-versa, the two schedules shall work in tandem such that if a vesting criterion is attained that calls for a higher percentage of total vesting than that called for by the next-most-recently attained vesting criterion, Unvested Shares shall vest in the amount necessary to satisfy the total vesting called for by the most-recently attained vesting criterion. This method is illustrated as follows: (a) If the Common Stock reaches and maintains an $11.00 price for 20 consecutive trading days between the fifth and sixth anniversaries of the date of this Agreement, an additional 16.6% of the total grant will vest; (b) If the Common Stock reaches and maintains an $8.00 price for 20 consecutive trading days during the month immediately prior to the fifth anniversary of the date of this Agreement, then 33.3% of the total grant will vest at that time, and an additional 16.7% of the total grant will vest at the fifth anniversary; and (c) If the Common Stock reaches and maintains an $11.00 price for 20 consecutive trading days during the month immediately prior to the fifth anniversary of the date of this Agreement, then 66.6% of the total grant will have vested at that time, and no additional amount will vest at the fifth anniversary.

     Notwithstanding the foregoing, all Unvested Shares shall vest upon a Change of Control Event.

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     As used herein, the term "Change of Control Event" shall mean the occurrence with respect to the Company of any of the following events:

     (a) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) a Related Entity or (ii) any employee benefit plan sponsored by a Related Entity, is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

     (b) an event of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 promulgated under the Exchange Act;

     (c) any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) a Related Entity or (ii) any employee benefit plan sponsored by a Related Entity, shall become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

     (d) the stockholders of the Company shall approve any liquidation or dissolution of the Company;

     (e) the stockholders of the Company shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, acquisition or disposition of assets or other transaction after the consummation of which any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) would become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

     (f) individuals who constitute the Board on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for


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     election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (f), considered as though such person were a member of the Incumbent Board; or

     A recapitalization or other transaction or series of related transactions occurs which results in a decrease by 50% or more in the aggregate percentage ownership of the then outstanding common stock of the Company or 50% or more in the combined voting power of the outstanding securities of the Company held by the stockholders of the Company immediately prior to giving effect thereto (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants).

                    MODIFICATIONS TO PERFORMANCE CRITERIA

     The Company or by the Board of Directors of Mail-Well or the committee of its Board of Directors responsible for administering the Plan (the "Committee") shall have the authority to amend, modify or adjust the performance or financial target criteria set forth above, in its sole discretion, in recognition of any unusual or non-recurring events affecting the Company, its subsidiaries or affiliates or their respective financial statements to prevent the dilution or enlargement of the Participant's rights awarded hereunder. Such unusual or non-recurring events include, without limitations, the events described in Section 4.2 of the Plan, a significant sale or disposal of any division or significant portion of the assets of the Company, its subsidiaries or affiliates, and changes in applicable laws, regulations or accounting principles to the extent any such events affect the performance or financial target criteria set forth herein. Any such amendment, modification or adjustment by the Committee shall be final and conclusive for all purposes under this Agreement; provided, however, that the Committee shall have determined that such amendment, modification or adjustment is consistent with the provisions of Section 14 of the Plan.

                            ROUNDING CONVENTIONS

     For purposes of calculating any Share amounts pursuant to the foregoing formula, the applicable number of Shares shall be rounded to the nearest whole number.



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                                  EXHIBIT A

                         SECTION 83(B) TAX ELECTION

     This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

     (1) The taxpayer who performed the services is:

     Name:

     Address:

     Taxpayer Social Security No.:

     Taxable Year: Calendar Year 2001

     (2) The property with respect to which the election is being made is _______ shares of the common stock, par value $.0l per share, of Mail-Well, Inc. (the "Unvested Shares").

     (3) The Unvested Shares were granted on ________, 2001.

     (4) The Unvested Shares are subject to forfeiture if for any reason taxpayer's services with the issuer are terminated. The forfeiture restriction lapses in a series of installments.

     (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

     (6) The amount paid for such Unvested Shares is $0.00 per share.

     (7) A copy of this statement was furnished to Mail-Well, Inc. for whom taxpayer rendered the services underlying the transfer of the Unvested Shares.

     (8) This statement is executed as of __________, 2001.


     Spouse (if any) Taxpayer